UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

Westell Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27266	36-3154957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 North Commons Drive, Aurora, Illinois 60540

(Address of principal Mr. Mader offices) (Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Westell Techologies, Inc. (the “Company”) has entered into a consulting agreement with E. Van Cullens, its former President and Chief Executive Officer. Under the terms of the consulting agreement, Mr. Cullens has agreed to make himself available at the Company’s request to advise the Board and new President and Chief Executive Officer on strategic and transitional matters. Mr. Cullens compensation under the consulting agreement is as follows: through June 30, 2007 – a monthly consulting fee of $39,167, thereafter – a monthly consulting fee of $1,000 plus, as to any day in which Mr. Cullens furnishes services, $1,500, payable monthly. The term of the consulting agreement expires on December 31, 2009, subject to the right of either party to terminate the agreement with thirty days prior written notice.

The consulting agreement provides that Mr. Cullens’ entitlement to a payout of the FY ’07 Westell Bonus Plan will be computed to allow for the full fiscal year as if he was actively employed through March 31, 2007 and actively employed at the time the bonus is paid. The Company’s medical benefits will be made available to Mr. Cullens upon his change of status from an employee through COBRA at Mr. Cullens’ expense. At the expiration of COBRA benefits, the Company will pay up to $3,500 a month for an individual policy with similar coverage for the first six months the individual policy is in effect. Mr. Cullens’ deferred compensation plan has been amended to allow him to be eligible for a fiscal year contribution for the fiscal year ending March 31, 2007 with respect to his consulting services rendered to the Company as if he was still actively employed through March 31, 2007.

The Company will transfer to Mr. Cullens ownership of the $1,000,000 term insurance policy on his life owned by the Company, whereupon Mr. Cullens will have the right to change the beneficiary. The Company will have no further obligation to pay premiums on any life insurance policy on his life.

The Company’s compensation committee has determined that the consulting services to be rendered pursuant to the consulting agreement will, as provided in certain stock option agreements, constitute continued employment solely for the purpose of those options, and that termination of the consulting agreement will accordingly constitute retirement for the purpose of those options.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1 Consulting Agreement by and between Westell Technologies, Inc. and E. Van Cullens.

99.2 Amendment to Deferred Incentive Compensation Program for E. Van Cullens.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.
Date: January 26, 2007	By:	/s/ Nicholas C. Hindman
Nicholas C. Hindman
Chief Financial Officer